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                              CONSULTING AGREEMENT
                              --------------------


THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this 21st day of March 1996 by and between LYBSTER LIMITED (the "Consultant"), whose principal place of business is at c/o Suite No. 2, Seaton House, 17-19 Seaton Place, St. Helier, Jersey, Channel Islands JE2 3QL and LoneStar Hospitality Corp. / Citadel Computer Systems (the "Client"), whose principal place of business is at 3131 Turtle Creek Blvd., Suite 1301, Dallas, TX 75219.

     WHEREAS, Consultant is in the business of providing management consulting and advisory services; and

     WHEREAS, the Client deems it to be in its best interest to retain Consultant to render to the Client management consulting and advisory services; and

     WHEREAS, Consultant is ready, willing and able to render such consulting and advisory services to the Client as hereinafter described on the terms and conditions more fully set forth below.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Consulting Services.  The Client hereby retains the Consultant as an
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independent Consultant to the Client and the Consultant hereby accepts and agrees to such retention. Consultant shall render to the Client such services as set forth on Exhibit A, attached hereto and by reference incorporated herein.
                ---------

     It is acknowledged and agreed by the Client that Consultant carriers no professional licenses, other than any that may be listed on Exhibit A and is not
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rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws. It is further acknowledged and agreed by the Client that the consulting advisory services to be provided to the Client hereunder shall not be rendered in connection with the offer and sale of securities in a capital raising transaction.

     2.  Independent Contractor.  Consultant agrees to perform its consulting
         ----------------------
duties hereto as an independent contractor. Nothing contained herein shall be considered to create the relationship of employer-employee between parties to this Agreement. The Client shall not be liable to third parties for the acts of Consultant or its servants or agents in performing

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the consulting duties hereunder, except in the case of damage or injuries caused directly by the Client's agents or employees, or if the Consultant shall have been acting on behalf of the Client. The client shall not make social security workers' compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant hereunder. Rather, Consultant Shall use its best efforts to conduct its services and affairs in a professional manner and in accordance with good industry practice.

     3.  Time, Place and Manner of Performance.  The Consultant shall be
         -------------------------------------
available for advice and counsel to the officers and directors of the Client at such reasonable and convenient time sand places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determine in the sole discretion of the Consultant.

     4.  Term of Agreement.  The term of this Agreement shall be twenty-four
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(24) months, commencing March 21, 1996 and terminating March 20, 1998, subject, however, to prior termination as hereinafter provided.

     5.  Compensation.  In full consideration of the services to be provided for
         ------------
the Client by the Consultant, as fully set forth in Exhibit A upon execution of
                                                    ---------
this Agreement, the Client agrees to compensate Consultant in the manner set forth in Exhibit B.
         ---------

     6.  Expenses.  The Client shall reimburse the consultant for all pre-
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approved expenses and disbursements incurred by the Consultant on behalf of the
Client in connection with the performance of the consulting services pursuant to this Agreement. Consultant shall be solely responsible for all expenses and disbursements anticipated to be made in connection with its performance under this Agreement.

     7.  Termination.
         -----------

         (a) Consultant's relationship with the Client hereunder may be terminated at a any time by mutual written agreement of the parties hereto.

         (b) This Agreement shall terminate upon the dissolution, bankruptcy or insolvency of the Client.

         (c) This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within fifteen (15) days of written notice of such default.

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         (d) Without executing the Client's obligations under Section 5 hereinabove, which shall continue to be effective, Consultant shall have the right and discretion to terminate this Agreement should the Client violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Client.

         (e) Without excusing Consultant's obligations under Section 9 hereinbelow, which shall continue to be effective, the provisions of this Agreement relating to Consultant's hiring may be terminated at any time by the Client upon fifteen (15) days prior to written notice if any of the following shall occur:

               (i) Any willful breach of duty or habitual neglect of duty by Consultant;

               (ii)  Any material breach by Consultant of the obligations in
                     Section 9;

               (iii) Any material acts or events which inhibit Consultant from fully performing its responsibilities under this Agreement in good faith.

     8.  Work Product. It is agreed that all information and materials produced
         ------------
for the Client shall be the property of the Consultant, free and clear of all claims thereto by the Client, and the Client shall retain no claim of authorship therein.

     9.  Confidentiality.  The Consultant recognizes and acknowledges that it
         ---------------
has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during or after the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, except to authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

     10. Conflict of Interest.  The Consultant shall be free to perform services
         --------------------
for other persons. The Consultant will notify the Client of its performance of consulting services for

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any other person which could conflict with its obligations under this Agreement.
Upon receiving such notice, the Client may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this Agreement, within seven (7) days of receipt of written notice of conflict, shall constitute the Client's ongoing consent to the Consultant's outside consulting services.

     11. Disclaimer of Responsibility for Acts of the Client. The obligations of
         ---------------------------------------------------
the Consultant described in this Agreement consist solely of the furnishing of information and advice to the Client in the form of services. In no event shall Consultant be required by this Agreement to represent or make management decisions for the Client. All final decisions with respect to acts and omissions of the Client or any affiliates and subsidiaries, shall be those of the Client of such affiliates and subsidiaries, and Consultant shall under no circumstances be liable for any expense incurred or less suffered by the Client as a consequence of such acts or omissions.

     12. Indemnity by the Client. The Client shall protect, defend, indemnify
         -----------------------
and hold Consultant and its assigns and attorneys, accounts, employers, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from or relating to or arising out of (a) the inaccuracy, nonfulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein; or (b) any legal action, including any counterclaim, to the extent it is based upon alleged facts that, if true, would constitute a breach of any representation, warranty, covenant or agreement made by the Client herein; or (c) negligent actions or omissions of the Client or any employee or agent of the Client, or any reckless or willful misconduct, occurring during the term hereof with respect to any of the decisions made by the Client.

     13. Notices.  Any notices required or permitted to be given under this
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Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to he principal office of each party.

     14. Waiver or Breach.  Any waiver by either party of a breach of any
         ----------------
provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

     15. Assignment.  This Agreement and the rights and obligations of the
         ----------
Consultant hereunder shall not be assignable without the written consent of the Client.

     16. Applicable Law.  It is the intention of the parties hereto that this
         --------------
Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Colorado shall be

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applicable and shall govern to the exclusion of the law and any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     17. Severability.  All agreements and covenants contained herein are
         ------------
severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     18. Entire Agreement.  This Agreement constitutes and embodies the entire
         ----------------
understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.


     19. Waiver and Modification. Any waiver, alternation or modification of any
         -----------------------
of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.

     20. Attorney's Fees and Costs.  In the event of any dispute arising out of
         -------------------------
the subject matter of this Agreement, the prevailing party shall recover, in addition to any damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

     21. Liquidated Damages.  The Client and Consultant hereby acknowledge and
         ------------------
agree that any default hereunder by the Client will cause damage to Consultant in an amount difficult to ascertain. Accordingly, the Client agrees that, upon a default of this Agreement by the Client, Consultant shall retain all compensation provided for under Section 5 as liquidated damages, as Consultant's sole legal and equitable remedy.

     22. Counterparts and Facsimile Signatures.  This Agreement may be executed
         -------------------------------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

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  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this
Agreement as of the day and year first above written.

CONSULTANT:  LYBSTER LIMITED           CLIENT:  LoneStar Hospitality Corp./
                                                Citadel Computer Systems



By:    Robert Harman                   By:    Steven B. Solomon
   -------------------------------        -------------------------------
Authorized Agent                       Authorized Officer

Title: President                       Title: Chief Operating Officer, Secretary
      ----------------------------           ----------------------------

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

                                   EXHIBIT A


         CONSULTANT AGREES TO PROVIDE THE FOLLOWING SERVICES TO CLIENT

  Consultant shall provide serves to Client as an independent management consultant. Consultant shall make itself available to consult with the board of directors, officers, employees and representatives and agents of the Client at reasonable times, concerning matters pertaining to the overall business and financial operations of the Client, as well as the organization of the administrative staff of the Client, the fiscal policy of the Client, and in general, concerning any problem of importance concerning the business affairs of the Client. Consultant may, at the request of the Client, assist in the Preparation of written reports on financial, accounting or marketing matters, review final information, analyze markets and re ports to the Client's Chief Executive Officer, President, Vice-Presidents, or Treasurer on proposed investment opportunities, and develop short and long-term strategic business plans. In addition, Consultant shall provide liaison services to the Client with respect to the Client's relationships with unaffiliated third parties.

Date:   March 21, 1996

                            CONSULTANT:



                            By:      Robert Harman
                               -------------------------------------------------
                            Authorized Agent

                            Title:      President
                                  ----------------------------------------------

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                                   EXHIBIT B


              CLIENT AGREES TO COMPENSATE CONSULTANT IN THE MANNER
                                   DESCRIBED

  As a condition of, and in consideration for Consultant's entering into this Agreement, the Company agrees that concurrently with the execution of this Agreement (the "Execution"), the Company shall issue to Consultant 400,000 stock options (the "Stock Options"), having a six month expiration from the date of issuance, to purchase Common Stock at a cost basis of $.75/share (subject only to legal restrictions on transferability) and 500,000 stock options having a two year expiration from the date of issuance (but the 500,000 cannot be exercised for eighteen (18) months from date of grant), having exercise prices of $1.50 for 400,000 options, and $2.00 for 100,000 options. The Company agrees that (subject to applicable law) it will have such shares included within and covered by a Registration Statement on Form S-8 (or any other applicable form) which the Company will file with the Securities and Exchange Commission as soon as possible following the Execution. The Company shall pay all of the expenses relating to the foregoing. The following option will be adjusted for any stock splits that might occur in the company in the future.

Date:   March 21, 1996

                            CLIENT:



                            By:    Steven B. Solomon
                               ------------------------------------------------
                            Authorized Agent

                            Title:    Chief Operating Officer, Secretary
                                  ---------------------------------------------

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